Law Offices of Paul, Hastings, Janofsky & Walker LLP
                             345 California Street
                      San Francisco, California 94104-2635
                           Telephone: (415) 835-1600
                           Facsimile: (415) 217-5333
                             Internet: www.phjw.com





                                 April 14, 2000


X.com Funds
394 University Avenue
Palo Alto, California 94301

        Re:   X.com Funds

Ladies and Gentlemen:

     We have acted as counsel to X.com Funds, a Delaware business trust (the "Trust"). We hereby consent to (i) the continued use of our legal opinion dated March 24, 2000, previously included as an exhibit to Post-Effective Amendment No. 2 to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission, and (ii) references to our firm as legal counsel included in that Registration Statement.

     We hereby consent to the filing of this consent as an exhibit to Post-Effective Amendment No. 3 to that Registration Statement and its continued validity until expressly withdrawn.

                                      Very truly yours,

                                      /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP